Exhibit 99.1

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CONTACT:

The Management Network Group, Inc.	Brainerd Communicators
Janet Hall	Michele Clarke (Media)
Janet.Hall@tmng.com	clarke@braincomm.com
800.876.5329	212.986.6667
Corey Kinger (Investors)
kinger@braincomm.com
212.986.6667

TMNG GLOBAL REPORTS 2007 THIRD QUARTER RESULTS

- Return to Profitability Driven by Organic Growth and Acquisitions -

Overland Park, KS – November 12, 2007 – TMNG Global (Nasdaq: TMNG) a leading provider of management consulting and software solution services to the global communications, media and entertainment industries, today reported financial results for its 2007 third quarter ended September 29, 2007.

Revenues in the third quarter of 2007 were $20.8 million, more than doubling revenues of $8.7 million in the prior year period. The third quarter 2007 results include $3.7 million of revenue from RVA Consulting acquired in August 2007 and $6.8 million of revenue from TMNG’s new Software Solutions segment that consists of the recently acquired Cartesian Ltd. Third quarter 2007 organic revenue growth from TMNG’s management consulting services segment approached 19% compared to the third quarter of 2006, driven by contractual commissions of $0.8 million related to the sale of a managed services client. During the quarter, TMNG’s gross margin was 49.5%, compared with 46.1% in the third quarter of 2006. The gross margin improvement reflected strong top-line growth and the inclusion of the higher margin RVA business.

TMNG Global reported net income of $504,000, or $0.01 per diluted share for the third quarter of 2007, compared to a net loss of ($3.1) million, or ($0.09) per diluted share in last year’s third quarter. GAAP results for the third quarter of 2007 include a gain of $0.5 million, or $0.01 per diluted share, related to the favorable resolution of a foreign tax withholding dispute. After adjusting for the tax-related gain, expenses related to the review of the Company’s option granting practices, depreciation and amortization expense, as well as non-cash expense related to share-based compensation, TMNG Global generated non-GAAP adjusted net income of approximately $2.3 million, or $0.06 per diluted share, during the third quarter of 2007. The comparable non-GAAP adjusted net loss for the third quarter of fiscal 2006 was ($1.8) million, or ($0.05) per diluted share.

The Company ended the third quarter with cash and short-term investments of $28.7 million, working capital of approximately $30.7 million, no long-term debt, and stockholders’ equity of $54.9 million.

“In addition to strong organic growth and a return to profitability, the acquisitions of Cartesian, RVA and most recently TWG have added scale, a greater diversity of services, and expanded client opportunities for our business as it moves forward,” said Rich Nespola, TMNG Global Chairman and CEO. “Our client base reflects an impressive mix of industry leaders and innovators across the wireless, cable, communications, media and entertainment industries. Penetrating that base with an expanded set of capabilities and further growing our client roster domestically and internationally are key goals in support of our efforts to sustain a growing and profitable business model.”

Financial Results for the Thirty-Nine Weeks Ended September 29, 2007

For the thirty-nine weeks ended September 29, 2007, revenues increased 101% to $51.0 million, compared with $25.4 million in the comparable year-ago period. During the thirty-nine weeks ended September 29, 2007, the Software Solutions segment contributed $17.7 million in revenues. TMNG’s gross margin was 46.5% during the thirty-nine weeks ended September 29, 2007, compared with 48.3% in the comparable year-ago period.

Net loss for the thirty-nine weeks ended September 29, 2007 was ($2.8) million or ($0.08) per diluted share, compared with a net loss of ($7.3) million or ($0.20) per diluted share in comparable year-ago period. GAAP results include the tax-related gain recorded in the third quarter of 2007, as discussed above. Non-GAAP net income, adjusted for the tax-related gain, expenses related to the review of the Company’s option granting practices, depreciation and amortization expense, as well as non-cash expense related to share-based compensation, was approximately $3.0 million, or $0.08 per diluted share, for the thirty-nine weeks ended September 29, 2007. The comparable non-GAAP adjusted net loss for the thirty-nine weeks ended September 30, 2006 was ($3.7) million, or ($0.10) per diluted share.

In addition to reporting net income (loss) and net income (loss) per share on a GAAP basis, this press release contains certain non-GAAP adjustments which are described in the schedule entitled “Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income (Loss)” that accompanies this press release. In making these non-GAAP adjustments, the Company took into account the impact of certain items that are generally not expected to be on-going in nature and certain non-cash expenses and benefits. Management believes the exclusion of these items provides a useful basis for evaluating underlying business performance, but should not be considered in isolation and is not in accordance with, or a substitute for, evaluating Company performance utilizing GAAP financial information. The Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand TMNG’s comparative operating performance for the periods presented.

TMNG’s management used each of these non-GAAP financial measures in its own evaluation of the Company’s performance, particularly when comparing performance to the prior year’s period. TMNG’s non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures. Although TMNG’s management believes non-GAAP financial measures are useful in evaluating the performance of its business, TMNG acknowledges that items excluded from such measures may have a material impact on the Company’s net income (loss) and net income (loss) per share calculated in accordance with GAAP. Therefore, management uses non-GAAP measures in conjunction with GAAP results. Investors and other users of our financial information should also consider the above factors when evaluating TMNG’s results.

Conference Call

The Company will host a conference call at 5:00 p.m. ET today to discuss 2007 third quarter results. Investors can access the conference call via a live webcast on the company’s website, www.tmng.com, or by dialing 800-568-3651 in the United States or 706-643-3947 from international locations and referencing passcode 20264985. A replay of the conference call will be archived on the company’s website for one week. Additionally, a replay of the call will be available by dialing 706-645-9291, passcode 20264985, through November 19, 2007.

About TMNG Global

TMNG Global (NASDAQ: TMNG) is a leading provider of professional services to the converging communications industry. Its companies, TMNG, CSMG Adventis, Cartesian, RVA Consulting, and TWG Consulting, and its base of over 500 consultants, have provided strategy, management, and technical consulting, as well as products and services, to more than 1200 communications service providers, entertainment, media, and technology companies and financial services firms worldwide. The company is headquartered in Overland Park, Kansas, with offices in Boston, Chicago, London, New Jersey, New York, Shanghai and Washington, D. C.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company’s future business, financial condition and results of operations. Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Factors that might affect actual results, performance, or achievements include, among other things, the ability of the Company to successfully integrate recent acquisitions, conditions in the telecommunications industry, overall economic and business conditions, the demand for the Company’s services, the level of cash and non-cash expenditures incurred by the Company, technological advances and competitive factors in the markets in which the Company competes, and the factors described in this press release and in TMNG’s filings with the Securities and Exchange Commission, including the risks described in “Risk Factors” under Item 1A in TMNG’s periodic reports filed with the SEC, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 30, 2006 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC’s web site at www.sec.gov. TMNG does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

(Please see attached financial tables)

THE MANAGEMENT NETWORK GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 29,	September 30,	September 29,	September 30,
	2007	2006	2007	2006
Revenues	$20,814	$8,691	$51,047	$25,395

Cost of services (includes net non-cash share-based compensation expense of $191 and $142 for the thirteen weeks ended September 29, 2007 and September 30, 2006, respectively, and $124 and $513 for the thirty-nine weeks ended September 29, 2007 and September 30, 2006	10,514	4,687	27,308	13,129

Gross Profit	10,300	4,004	23,739	12,266

Operating Expenses:
Selling, general and administrative (includes net non-cash share-based compensation expense of $577 and $808 for the thirteen weeks ended September 29, 2007 and September 30, 2006, respectively, and $588 and $2,159 for the thirty-nine weeks ended September 29, 2007 and September 30, 2006, respectively	8,944	7,455	22,778	20,578
Special Committee investigation	103		2,451
Intangible asset amortization	1,057	215	2,149	566
Legal settlements		(62)		(31)
Total operating expenses	10,104	7,608	27,378	21,113

Income (loss) from operations	196	(3,604)	(3,639)	(8,847)

Other income:
Interest income	387	528	1,185	1,609
Other, net	452		452	(1)
Total other income	839	528	1,637	1,608
Income (loss) before income tax provision	1,035	(3,076)	(2,002)	(7,239)
Income tax provision	(531)	(5)	(815)	(39)
Net income (loss)	$504	$(3,081)	$(2,817)	$(7,278)

Income (loss) per common share:
Basic and diluted	$0.01	$(0.09)	$(0.08)	$(0.20)

Weighted average shares used in calculation of net income (loss) per common share:
Basic	35,808	35,764	35,763	35,713
Diluted	36,140	35,764	35,763	35,713

THE MANAGEMENT NETWORK GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

		September 30,		September 30,
		2007		2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$	11,147	$	11,133
Short-term investments		17,525		27,200
Receivables:
Accounts receivable		14,671		5,063
Accounts receivable – unbilled		6,784		3,654
		21,455		8,717
Less: Allowance for doubtful accounts		(609)		(378)
		20,846		8,339
Prepaid and other current assets		2,266		2,257
Total current assets		51,784		48,929

Property and equipment, net		1,714		846
Goodwill		13,365		13,365
Licenses and identifiable intangible assets, net		12,696		1,189
Other assets		928		967
Total Assets	$	80,487	$	65,296

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$	2,259	$	1,446
Accrued payroll, bonuses and related expenses		6,378		1,965
Other accrued liabilities		2,429		1,986
Income tax liabilities		1,461		271
Deferred revenue		5,327		33
Accrued contingent consideration		1,260
Unfavorable and other contractual obligations		1,956		649
Total current liabilities		21,070		6,350

NONCURRENT LIABILITIES:
Deferred income tax liabilities	$	1,860	$
Unfavorable and other contractual obligations		2,099		2,189
Other concurrent liabilities		516
Total noncurrent liabilities		4,475		2,189

Total stockholders’ equity:		54,942		56,757
Total Liabilities and Stockholders’ Equity	$	80,487	$	65,296

THE MANAGEMENT NETWORK GROUP, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP ADJUSTED NET INCOME (LOSS)

(unaudited)

(in thousands, except per share data)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 29,	September 30,	September 29,	September 30,
	2007	2006	2007	2006
Reconciliation of GAAP net income (loss) to non-GAAP adjusted net income (loss):
GAAP net income (loss)	$504	$(3,081)	$(2,817)	$(7,278)

Special Committee investigation	103	2,451
Depreciation and amortization	1,378	330	3,059	885
Gain on settlement of foreign withholding tax dispute	(452)	(452)
Non-cash share based compensation expense	768	950	712	2,672
Adjustments to GAAP net income (loss)	1,797	1,280	5,770	3,557

Non-GAAP adjusted net income (loss)	$2,301	$(1,801)	$2,953	$(3,721)

Reconciliation of GAAP net income (loss) per diluted common share to non-GAAP adjusted net income (loss) per diluted common share:
GAAP net income (loss) per diluted common share	$0.01	$(0.09)	$(0.08)	$(0.20)

Special Committee investigation	0.00	0.06
Depreciation and amortization	0.04	0.01	0.09	0.02
Gain on settlement of foreign withholding tax dispute	(0.01)	(0.01)
Non-cash share based compensation expense	0.02	0.03	0.02	0.08
Adjustments to GAAP net income (loss)	0.05	0.04	0.16	0.10

Non-GAAP adjusted net income (loss) per diluted common share	$0.06	$(0.05)	$0.08	$(0.10)

Weighted average shares used in calculation of diluted net income (loss) per common share	36,140	35,764	35,763	35,713

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